UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  June 29, 2007

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I-TRAX, INC.
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(Exact name of registrant as specified in its charter)

Delaware ------------------------	001-31584 ------------------------	23-3057155 ------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Hillman Drive, Suite 130 Chadds Ford, Pennsylvania ------------------------------------------------	19317 ------------------------------------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                                           (610) 459-2405

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

I-trax, Inc., certain of its direct and indirect subsidiaries, and Bank of America, N.A., are parties to a senior secured credit facility pursuant to a Credit Agreement dated as of March 19, 2004.  On June 29, 2007, I-trax, certain of its direct and indirect subsidiaries, and Bank of America entered into an Eighth Amendment to the Credit Agreement.  Under the Eighth Amendment:

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The amount I-trax can borrow under the facility was increased to $20 million.  The $20 million is comprised of the existing $15 million revolving loan facility and a new, separate $5 million loan facility.  The new $5 million loan facility is not subject to a borrowing base limitation.

•	The facility maturity date, covering both components of the facility, was extended until July 1, 2009.

•	Certain of the financial covenants under the facility have been amended.

•	The interest rate spread and commitment fee under the facility were reduced by one percent and 1/8th percent, respectively.

The purpose of the amendment is to allow I-trax access to additional working capital necessary to fund expenses associated with launching new on-site facilities.

Item 9.01                      Exhibits.

10.1                      Eighth Amendment to Credit Agreement, dated June 29, 2007 by and among I-trax, Inc., all subsidiaries of I-trax, Inc. that are parties to the Credit Agreement and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            I-TRAX, INC.

Date: July 6, 2007	By:	/s/ David R. Bock
	Name:	David R. Bock
	Title:	Executive Vice President and Chief Financial Officer